SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                       ___________________


  Date of Report (Date of earliest event reported) July 7, 1998

                   BIOCONTROL TECHNOLOGY, INC.
     (Exact name of registrant as specified in its charter)


     Pennsylvania                        0-10822                 25-1229323
    (State of other jurisdiction  (Commission FileNumber)     (IRS Employer
    of incorporation)                                     Identification No.)

            300 Indian Springs Road, Indiana, Pennsylvania   15701
            (Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code (412) 349-1811


_________________________________________________________________
                 (Former name or former address,
                  if changes since last report.)

Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events
          Biocontrol Technology, Inc. announced today that because of its recent receipt of European marketing approval (CE Mark) for its Diasensorr1000 noninvasive glucose sensor it does not plan to do a reverse split of its common stock.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired
               Not Applicable.

          (b)  Pro Forma Financial Information
               Not Applicable.

          (c)  Exhibits - Press Release.

                           SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BIOCONTROL TECHNOLOGY, INC.


                                   by  /s/   Fred E. Cooper
DATED: July 7, 1998                          Fred E. Cooper, CEO
BICO

                                      BICO
                                      BIOCONTROL TECHNOLOGY, INC
                            2275 Swallow Hill Road, Building 2500
                                            Pittsburgh, PA  15220
Press Release

For More Information, Call:

Investors                                              Media
Diane McQuaide
Susan Taylor
1.412.429.0673  phone
1.412.279.9455 phone
1.412.279.9690  fax
1.412.279.9447 fax



                 NO REVERSE SPLIT FOR BIOCONTROL

          Pittsburgh, PA - July 7, 1998 - Biocontrol Technology, Inc. (Nasdaq:BICO) announced today that because of its recent receipt of European marketing approval (CE Mark) for its Diasensor(R) 1000 noninvasive glucose sensor and its ability to readily ship product, it does not plan to do a reverse split of its common stock.
          CEO of Biocontrol, Fred E. Cooper, stated, "We have thus far resisted a reverse split of our stock because it was not in the best interest of the shareholders, and we are pleased that our recent European marketing approval allows us to avoid such a split."
     Biocontrol Technology, Inc. (www.bico.com) has its corporate offices in Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental products.